================================================================================

                                                                   Exhibit 10.37









                                CREDIT AGREEMENT


                           Dated as of March 12, 1997


                                      Among


                             SPECIALTY CATALOG CORP.
                        SC CORPORATION, d/b/a SC DIRECT
                              SC PUBLISHING, INC.

                                      and

                       THE FIRST NATIONAL BANK OF BOSTON










================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----
ARTICLE 1.  DEFINITIONS AND ACCOUNTING TERMS...................................1
            Section 1.1.  Definitions..........................................1
            Section 1.2.  Accounting Terms....................................11

ARTICLE 2.  THE CREDITS.......................................................11
            Section 2.1.  The Revolving Credit................................11
            Section 2.2.  Requests for Revolving Credit Advances..............12
            Section 2.3.  Interest on Revolving Credit Advances...............12
            Section 2.4.  The Term Loan.......................................12
            Section 2.5.  Election of LIBOR Pricing Options...................13
            Section 2.6.  Additional Payments.................................13
            Section 2.7.  Set-Off; Computation of Interest; Etc...............14
            Section 2.8.  Commitment Fee......................................14
            Section 2.9.  Increased Costs, Etc................................14
            Section 2.10. Changed Circumstances...............................16
            Section 2.11. Use of Proceeds.....................................17

ARTICLE 3.  CONDITIONS OF THE CREDITS.........................................17
            Section 3.1.  Conditions to Term Loan and First Revolving
                                 Credit Advance...............................17
            Section 3.2.  Conditions to All Revolving Credit Advances.........19

ARTICLE 4.  PAYMENT AND REPAYMENT.............................................19
            Section 4.1.  Mandatory Prepayments...............................19
            Section 4.2.  Voluntary Prepayments...............................20
            Section 4.3.  Payment and Interest Cutoff.........................20
            Section 4.4.  Payments Not at End of Interest Period..............21

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES....................................21
            Section 5.1.  Corporate Existence, Charter Documents, Etc.........21
            Section 5.2.  Principal Place of Business; Location of Records....22
            Section 5.3.  Qualification.......................................22
            Section 5.4.  Subsidiaries........................................22
            Section 5.5.  Corporate Power.....................................22
            Section 5.6.  Valid and Binding Obligations.......................23
            Section 5.7.  Other Agreements....................................23
            Section 5.8.  Payment of Taxes....................................23
            Section 5.9.  Financial Statements................................23
            Section 5.10. Other Materials Furnished...........................24
            Section 5.11. Stock...............................................24
            Section 5.12. Changes in Condition................................24

                                      (i)

                                                                            Page
                                                                            ----
            Section 5.13. Assets, Licenses, Etc...............................24
            Section 5.14. Litigation..........................................25
            Section 5.15. Pension Plans.......................................25
            Section 5.16. Outstanding Indebtedness............................25
            Section 5.17. Environmental Matters...............................25
            Section 5.18. Foreign Trade Regulations...........................26
            Section 5.19. Governmental Regulations............................27
            Section 5.20. Margin Stock........................................27

ARTICLE 6.  REPORTS AND INFORMATION...........................................27
            Section 6.1.  Interim Financial Statements and Reports............27
            Section 6.2.  Annual Financial Statements.........................28
            Section 6.3.  Notice of Defaults..................................28
            Section 6.4.  Notice of Litigation................................28
            Section 6.5.  Communications with Others..........................28
            Section 6.6.  Reportable Events...................................28
            Section 6.7.  Reports to other Creditors..........................29
            Section 6.8.  Communications with Independent Public Accountants..29
            Section 6.9.  Environmental Reports...............................29
            Section 6.10. Miscellaneous.......................................29

ARTICLE 7.  FINANCIAL COVENANTS...............................................30
            Section 7.1.  Ratio of Consolidated Senior Funded Debt to
                                 Consolidated EBITDA..........................30
            Section 7.2.  Ratio of Consolidated Operating Cash Flow to
                                 Consolidated Total Debt Service..............30
            Section 7.3.  Minimum Consolidated EBITDA.........................30

ARTICLE 8.  AFFIRMATIVE COVENANTS.............................................30
            Section 8.1.  Existence and Business..............................30
            Section 8.2.  Taxes and Other Obligations.........................31
            Section 8.3.  Maintenance of Properties and Leases................31
            Section 8.4.  Insurance...........................................31
            Section 8.5.  Records, Accounts and Places of Business............32
            Section 8.6.  Inspection..........................................32
            Section 8.7.  Maintenance of Accounts.............................32

ARTICLE 9.  NEGATIVE COVENANTS................................................32
            Section 9.1.  Restrictions on Indebtedness........................32
            Section 9.2.  Restriction on Liens................................33
            Section 9.3.  Restrictions on Asset Acquisition...................34
            Section 9.4.  Investments.........................................34
            Section 9.5.  Dispositions of Assets..............................35

                                      (ii)

                                                                            Page
                                                                            ----
            Section 9.6.  Assumptions, Guaranties, Etc. of Indebtedness
                                of Other Persons..............................35
            Section 9.7.  Mergers, Etc........................................36
            Section 9.8.  ERISA...............................................36
            Section 9.9.  Distributions.......................................36
            Section 9.10. Sale and Leaseback..................................36
            Section 9.11. Transactions with Affiliates .......................36

ARTICLE 10.  EVENTS OF DEFAULT AND REMEDIES...................................37
            Section 10.1. Events of Default...................................37
            Section 10.2. Remedies............................................38

ARTICLE 11.  WAIVERS; AMENDMENTS; REMEDIES....................................39

ARTICLE 12.  INDEMNIFICATION..................................................40

ARTICLE 13.  MISCELLANEOUS....................................................41
            Section 13.1. Successors and Assigns..............................41
            Section 13.2. Notices.............................................41
            Section 13.3. Merger..............................................42
            Section 13.4. Governing Law.......................................42
            Section 13.5. Counterparts........................................42
            Section 13.6. Expenses............................................42
            Section 13.7. Joint and Several Obligations.......................42
            Section 13.8. Reliance on Representations and Actions of
                                the Company...................................42
            Section 13.9. WAIVER OF JURY TRIAL................................43

                                     (iii)

LIST OF EXHIBITS AND SCHEDULES

Exhibit A         Revolving Credit Note
Exhibit B         Term Note
Exhibit C         Security Agreement
Exhibit D-1       Stock Pledge Agreement
Exhibit D-2       Stock Pledge Agreement
Exhibit E         Assignment of Trademarks and Service Marks (U.S.)
Exhibit F         Assignment of Keyman Life Insurance Policies
Exhibit H         Form of Landlord Consent and Waiver
Exhibit I         Form of Compliance Certificate
Exhibit J         Opinion of Borrower's Counsel
Exhibit K         Form of Pricing Notice

Schedule 2.11     Schedule of Indebtedness
Schedule 5.4      Schedule of Subsidiaries
Schedule 5.8      Schedule of Payment of Taxes
Schedule 5.9      Schedule of Financial Statements
Schedule 5.11     Schedule of Issued and Outstanding Stock
Schedule 5.13(a)  Schedule of Lien, Encumbrances, Indebtedness and Capitalized
                    Lease Obligations
Schedule 5.13(b)  Schedule of Patents, Trademarks, Copyrights and Licenses
Schedule 5.15     Schedule of Pension Plans
Schedule 5.16     Schedule of Outstanding Indebtedness
Schedule 5.17     Environmental Matters
Schedule 8.4      Schedule of Insurance

                                      (iv)

                                CREDIT AGREEMENT



     This CREDIT AGREEMENT is entered into as of March 12, 1997 by and among SPECIALTY CATALOG CORP., a Delaware corporation (the "Company"), SC CORPORATION, a Delaware corporation d/b/a SC Direct ("SC Direct"), and SC PUBLISHING, INC., a Delaware corporation ("SC Publishing") (each a "Borrower" and collectively the "Borrowers"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association (the "Bank").

                                    Recitals
                                    --------

     WHEREAS, the Borrowers desire to refinance existing senior and subordinated debt; and

     WHEREAS, the Borrowers desire to arrange for credit facilities for their capital expenditures and working capital needs; and

     WHEREAS, the Borrowers have requested that the Bank make available a Term Loan of $5,000,000 and Revolving Credit Advances of up to $6,000,000; and

     WHEREAS, all of the obligations of the Borrowers under this Agreement will be secured by a first perfected security interest in all tangible and intangible assets, now owned or hereafter acquired by the subsidiaries of the Company, a pledge of all of the stock of such subsidiaries, and certain other collateral; and

     WHEREAS, the Bank is willing to provide the credit facilities described herein on the terms and conditions set forth herein;

     NOW, THEREFORE, for good and valuable consideration, the Borrowers, jointly and severally, and the Bank hereby agree as follows:


                  ARTICLE 1. DEFINITIONS AND ACCOUNTING TERMS

     Section 1.1.  Definitions. In addition to the terms defined elsewhere in
                   -----------
this Agreement, unless otherwise specifically provided herein, the following terms shall have the following meanings for all purposes when used in this Agreement, and in any note, agreement, certificate, report or other document made or delivered in connection with this Agreement:

          "Affiliate" shall mean (a) any director or officer of the Company or
           ---------
     any Subsidiary, (b) any Person owning 10% or more of any class of capital stock of the Company or any Subsidiary and (c) any Person that controls, is controlled by or is under common control with the Company or any Subsidiary. For purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" shall mean this Credit Agreement, as amended or supplemented
      ---------
from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated, as amended and supplemented from time to time.

     "Applicable Base Rate" shall mean the Base Rate plus the Applicable Margin.
      --------------------

     "Applicable Commitment Fee Rate" shall mean (a) 0.50% per annum from the
      ------------------------------
date hereof through June 28, 1997 and thereafter at all times when the Applicable Margin is at Level I or II and (b) 0.375% per annum at all times when the Applicable Margin is at Levels III or IV.

     "Applicable LIBOR Rate" shall mean the LIBOR Rate plus the Applicable
      ---------------------
Margin.

     "Applicable Margin" (a) shall mean at all times except as provided in
      -----------------
clause (b) below, 1.00% per annum with respect to Base Rate Loans and 2.50% per annum with respect to LIBOR Rate Loans, and (b) from the Applicable Margin Determination Date with respect to the fiscal quarter ending in June, 1997 and thereafter, so long as no Default is outstanding the Applicable Margin shall mean the Applicable Base Rate Margin, with respect to Base Rate Loans, and the Applicable LIBOR Rate Margin with respect to LIBOR Rate Loans, respectively, as set forth below based on the Consolidated Leverage Ratio as of the end of the previous quarter and determined and adjusted on each Applicable Margin Determination Date:


                                                   Applicable Base   Applicable LIBOR
  Level         Consolidated Leverage Ratio          Rate Margin       Rate Margin
  -----         ---------------------------          -----------       -----------

    I            Greater than 3.00-to-1.00               1.00%            2.50%
    II      Greater than 2.50-to-1.00 but less
               than or equal to 3.00-to-1.00             0.75%            2.25%
   III      Greater than 2.00-to-1.00 but less
               than or equal to 2.50-to-1.00             0.50%            2.00%
    IV      Less than or equal to 2.00-to-1.00           0.25%            1.75%


     "Applicable Margin Determination Date" shall mean the date that the
      ------------------------------------
Borrowers deliver a Compliance Certificate to the Bank in accordance with the requirements of Section 6.1(b).

     "Bank Agreement" shall mean this Agreement, the Revolving Credit Note, the
      --------------
Term Note, the Security Agreements, the Pledge Agreements, and any other present or future agreement from time to time entered into between any Borrower or any Subsidiary and the Bank, each as from time to time amended or supplemented, and all statements, reports and certificates delivered by the Borrowers to the Bank in connection therewith.

     "Bank Obligations" shall mean all present and future obligations and
      ----------------
Indebtedness of the Borrowers and their Subsidiaries owing to the Bank under this Agreement or any other Bank Agreement, including, without limitation, the obligations to pay the Indebtedness from time to time evidenced by the Revolving Credit Note and the Term Note, and obligations to pay interest, commitment fees, balance deficiency fees, charges, expenses and indemnification from time to time owed under any Bank Agreement.

     "Base Rate" shall mean the greater of (a) rate of interest announced from
      ---------
time to time by the Bank as its "Base Rate" and (b) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%).

     "Base Rate Loans" shall mean any Revolving Credit Advance or portion of the
      ---------------
Term Loan upon which interest will accrue on the basis of a formula including as a component thereof the Base Rate.

     "Business Day" shall mean (a) for all purposes other than as covered by
      ------------
clause (b) below, a day other than a Saturday or Sunday on which the Bank shall be open to conduct a commercial banking business in Boston, Massachusetts, and
(b) with respect to all notices, determinations, payments and other matters relating to LIBOR Rate Loans, any day that is a "Business Day" described in clause (a) above and that is also a day for trading by and between banks in U.S. dollar deposits in the London interbank Eurodollar market.

     "Capital Assets" shall mean fixed assets, both tangible (such as land,
      --------------
buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill); provided, however, that Capital Assets shall not include any item customarily charged directly as an expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

     "Capital Expenditures" shall mean amounts paid or incurred, including
      --------------------
indebtedness incurred, by any Borrower or any of their Subsidiaries in connection with the purchase or lease by any Borrower or any of their Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Borrower or Subsidiary in accordance with generally accepted accounting principles.

     "Capitalized Lease" shall mean any lease which is or should be capitalized
      -----------------
on the balance sheet of the lessee in accordance with generally accepted accounting principles and Statement of Financial Accounting Standards No. 13.

     "Capitalized Lease Obligations" shall mean the amount of the liability
      -----------------------------
reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with generally accepted accounting principles and Statement of Financial Accounting Standards No. 13.

     "Closing Date" shall mean the date on which all of the conditions set forth
      ------------
in Section 3.1 have been satisfied.

     "Collateral" shall mean all accounts receivable, inventory, equipment,
      ----------
Pledged Stock and Related Collateral and all other property of the Borrowers or another Person, now owned or hereafter acquired which is designated as collateral and in which the Bank is granted a lien to secure any of the Bank Obligations pursuant to the Security Agreements or otherwise (whether or not such agreement makes reference to this Agreement or the Bank Obligations).

     "Compliance Certificate" shall mean a certificate in the form of Exhibit I
      ----------------------
hereto and executed by the chief executive officer or chief financial officer of the Company.

     "Consolidated" and "Consolidating," and "consolidated" and "consolidating"
      ------------       --------------       ------------       -------------
when used with reference to any term, mean that term as applied to the accounts of the Company (or other specified Person) and all of its Subsidiaries (or other specified Persons), or such of its Subsidiaries as may be specified, consolidated in accordance with generally accepted accounting principles and with appropriate deductions for minority interests (if any) in Subsidiaries, as required by generally accepted accounting principles.

     "Consolidated Current Liabilities" shall mean, at any date as of which the
      --------------------------------
amount thereof shall be determined, all liabilities of the Company and its Subsidiaries which should properly be classified as current in accordance with generally accepted accounting principles consistently applied, including, without limitation, all fixed prepayments of, and sinking fund payments with respect to, Indebtedness and all estimated taxes of the Company and its Subsidiaries required to be made within one year from the date of determination.

     "Consolidated EBITDA" shall mean for any period the sum of (a) Consolidated
      -------------------
Net Income plus (b) all amounts deducted in computing Consolidated Net Income in respect of (i) interest expense on Indebtedness, (ii) taxes based on or measured by income, and (iii) depreciation and amortization expense, in each case for the period under review; provided, however, that in calculating Consolidated EBITDA
                     -----------------
for periods
through the fiscal quarter ending in December, 1996, the following assumed amounts shall be used in place of actual amounts:



     Quarter Ending           Assumed Consolidated EBITDA (000's)
     --------------           -----------------------------------
     March, 1996                           $(147)

     June, 1996                              859

     September, 1996                       1,226

     December, 1996                        1,998

     "Consolidated Net Income" shall mean the net income (or deficit) from
      -----------------------
operations of the Company and its Subsidiaries, after taxes, determined in accordance with generally accepted accounting principles consistently applied.

     "Consolidated Operating Cash Flow" shall mean (a) Consolidated EBITDA less
      --------------------------------
(b) the sum of (i) Capital Expenditures plus (ii) consolidated cash payments for taxes for the applicable period.

     "Consolidated Senior Funded Debt" shall mean (a) all Indebtedness of the
      -------------------------------
Company and its Subsidiaries for borrowed money (including Capitalized Lease Obligations but excluding trade accounts payable and contingent obligations) less (b) all Subordinated Indebtedness of the Company and its Subsidiaries.

     "Consolidated Total Debt Service" shall mean for any period the sum of (a)
      -------------------------------
interest expense for such period, plus (b) principal payments on Indebtedness
                                  ----
required to be made during such period; provided, however, that with respect to
                                        -----------------
periods prior to the Closing, Consolidated Total Debt Service shall be calculated on the assumption that (a) there were no principal payments in the first and second quarter of fiscal 1996 and principal payments in the third and fourth quarter of fiscal 1996 of $250,000 and $500,000, respectively, and (b) interest on the amount of indebtedness paid down at Closing (less cash balances of $2,699,790 on hand at Closing) accrued at a rate equal to 8.06%.

     "Default" shall mean an Event of Default or an event or condition which
      -------
with the passage of time or giving of notice, or both, would become such an Event of Default.

     "Distribution" shall mean as to any Person: (a) the declaration or payment
      ------------
of any dividend on or in respect of any shares of any class of capital stock of such Person, other than dividends payable solely in shares of common stock of such Person, (b) the purchase, redemption, or other acquisition or retirement of any shares of any class of capital stock of such Person directly or indirectly,
(c) any other distribution on or in
         respect of any shares of any class of capital stock of such Person, (d) any setting apart or allocating any sum for the payment of any dividend or distribution, or for the purchase, redemption or retirement of any shares of capital stock of such Person, and (e) any payment of principal of any Subordinated Indebtedness other than a Permitted Restricted Payment.

                  "Environmental Law" means any judgment, decree, order, law,
                   -----------------
         license, rule or regulation pertaining to environmental matters, or any federal, state, county or local statute, regulation, ordinance, order or decree relating to public health, welfare, the environment, or to the storage, handling, use or generation of hazardous substances in or at the workplace, worker health or safety, whether now existing or hereafter enacted.

                  "ERISA" shall mean the Employee Retirement Income Security Act
                   -----
         of 1974, as amended from time to time.

                  "Event of Default" shall have the meaning set forth in Section
                   ----------------
         10.1 hereof.

                  "Federal Funds Effective Rate" shall mean for any one day, a
                   ----------------------------
         fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

                  "Generally accepted accounting principles" shall mean
                   ----------------------------------------
         generally accepted accounting principles as defined by controlling pronouncements of the Financial Accounting Standards Board, as from time to time supplemented and amended.

                  "Governmental Authority" shall mean any nation or government,
                   ----------------------
         any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guaranty" or "Guarantee" or "Guaranties" shall include any
                   --------      ---------      ----------
         arrangement whereby a Person is or becomes liable in respect of any Indebtedness or other obligation of another and any other arrangement whereby credit is extended to another obligor on the basis of any promise of a guarantor, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase or lease assets under circumstances that would enable such obligor to discharge one or more of its obligations, or to maintain the capital, the working capital, solvency or general financial condition of such obligor, whether or not such arrangement is listed in the balance sheet of the guarantor or referred to in a footnote thereto.

                  "Indebtedness" shall mean, as to any Person, all obligations,
                   ------------
         contingent and otherwise, which in accordance with generally accepted accounting principles consistently applied should be classified upon such Person's balance sheet as liabilities, but in any event including liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired by such Person whether or not the liability secured thereby shall have been assumed, letters of credit open for account, obligations under acceptance facilities, Capitalized Lease Obligations and all obligations on account of Guaranties, endorsements and any other contingent obligations in respect of the Indebtedness of others whether or not reflected on such balance sheet or in a footnote thereto.

                  "Interest Period" shall mean with respect to each LIBOR Rate
                   ---------------
         Loan the period commencing on the date of such LIBOR Rate Loan and ending one, two, three or six months thereafter, as the Company may request in a Pricing Notice, provided that:

                           (i) any Interest Period (other than an Interest Period determined pursuant to clause (ii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                          (ii) any Interest Period that would otherwise end (a) after the Term Loan Maturity Date with respect to a LIBOR Rate Loan representing all or a portion of the Term Loan shall end on the Term Loan Maturity Date, and (b) after the Revolving Credit Termination Date with respect to a LIBOR Rate Loan representing a Revolving Credit Advance shall end on the Revolving Credit Termination Date; and

                         (iii) notwithstanding clause (ii) above, no Interest Period shall have a duration of less than one month, and if any Interest Period applicable to any LIBOR Rate Loan would be for a shorter period, such Interest Period shall not be available hereunder.

                  "Landlord's Consent and Waiver" shall mean the Landlord's
                   -----------------------------
         Consent and Waiver executed by the Borrowers in connection herewith substantially in the form of Exhibit H hereto.

                  "LIBOR Pricing Option" shall mean the option granted to the
                   --------------------
         Borrowers pursuant to Section 2.5 hereof to have interest on all or a portion of the Revolving Credit Advances or all or a portion of the Term Loan computed on the basis of the Applicable LIBOR Rate for an applicable Interest Period.

                  "LIBOR Rate" shall mean for any Interest Period for any LIBOR
                   ----------
         Rate Loan, the quotient of (i) the rate of interest determined by the Bank, at about 10:00 a.m. (Boston time) on the LIBOR Rate Fixing Day as being the rate at which deposits in

         U.S. dollars are offered to it by first-class banks in the London interbank market for deposit for such Interest Period in amounts comparable to the aggregate principal amount of LIBOR Rate Loans to which such Interest Period relates, divided by (ii) the difference between one (1) minus the Reserve Requirement (expressed as a decimal) applicable to that Interest Period. The LIBOR Rate shall be adjusted automatically as of the effective date of any change in the Reserve Requirement.

                  "LIBOR Rate Fixing Day" shall mean, in the case of any LIBOR
                   ---------------------
         Rate Loan, the second Business Day preceding the Business Day on which an Interest Period begins.

                  "LIBOR Rate Loan" shall mean any Revolving Credit Advance or
                   ---------------
         portion of the Term Loan upon which interest will accrue on the basis of a formula including as a component thereof the LIBOR Rate. The expiration date of any LIBOR Rate Loan shall be the last day of the Interest Period applicable to such LIBOR Rate Loan.

                  "Investment" shall mean (a) any stock, evidence of
                   ----------
         Indebtedness or other security of another Person, (b) any loan, advance, contribution to capital, extension of credit (except for current trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms) to another Person, and (c) any purchase of (i) stock or other securities of another Person or (ii) any business or undertaking of another Person (whether by purchase of assets or securities), any commitment or option to make any such purchase if, in the case of an option, the aggregate consideration paid for such option was in excess of $100, or (d) any other investment, in all cases whether existing on the date of this Agreement or thereafter made.

                  "Maximum Revolving Credit Amount" shall mean as of any date of
                   -------------------------------
         determination $6,000,000; provided that if the obligation of the Bank to make further Revolving Credit Advances is terminated upon the occurrence of an Event of Default, the Maximum Revolving Credit Amount as of any date of determination thereafter shall be deemed to be $0.

                  "Net Cash Proceeds" means, with respect to (a) any sale,
                   -----------------
         lease, transfer or other disposition of any asset, or (b) the incurrence or issuance of any Indebtedness for borrowed money except for the Bank Obligations hereunder, including Capitalized Lease Obligations or (c) the sale or issuance of any capital stock or other ownership or profit interest, any equity securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights, options or other securities to acquire capital stock or other ownership or profit interest by any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (i) brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar transaction fees and commissions, (ii) the amount of taxes payable in connection with or as a result of such transaction and (iii) the amount of any Indebtedness secured by a lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are properly attributable to such transaction or to the asset that is the subject thereof and are, in the case of clauses (i) and (iii), at the time of receipt of such cash, actually paid to a Person that is not the Company, any Subsidiary or any Affiliate and, in the case of clause (ii), on the earlier of the dates on which the tax return covering such taxes is filed or required to be filed, actually paid to a Person that is not the Company, any Subsidiary or any Affiliate.

                  "1996 Financial Statements" shall mean the Consolidated
                   -------------------------
         Balance Sheet of the Company and its Subsidiaries as of the last day of the fiscal quarter ended September, 1996 and the related Consolidated Statements of Operations, Stockholders' Deficit and Cash Flow for the three quarter period ended September, 1996 and notes to such financial statements.

                  "Pension Plan" shall mean an employee benefit plan or other
                   ------------
         plan maintained for the employees of the Company or any Subsidiary as described in Section 4021(a) of ERISA.

                  "Permitted Acquisition" shall mean an acquisition by the
                   ---------------------
         Company or a Subsidiary of all of the capital stock of a Person, or all or substantially all of the assets of or a line of business conducted by a Person so long as (a) the Person so acquired is engaged in, or the assets or line of business so acquired will be used in the wig business, and (b) the aggregate purchase price for any such acquisition including cash, property or stock, does not exceed $750,000.

                  "Permitted Restricted Payment" shall mean repayments of the
                   ----------------------------
         entire outstanding principal amount of Subordinated Indebtedness, together with all accrued and unpaid interest thereon described on
         Schedule 5.16 within thirty (30) days after the Closing Date.
         -------------

                  "Person" shall mean an individual, corporation, partnership,
                   ------
         joint venture, association, estate, joint stock company, trust, organization, business, or a government or agency or political subdivision thereof.

                  "Pledge Agreements" shall mean the Pledge Agreement from the
                   -----------------
         Company to the Bank of even date herewith substantially in the form of Exhibit D-1 hereto and the Pledge Agreement from SC Corporation to the
         -----------
         Bank of even date herewith substantially in the form of Exhibit D-2
                                                                 -----------
         hereto.

                  "Pledged Shares" shall mean the shares of capital stock and
                   --------------
         other interests and rights pledged to the Bank under the Pledge Agreements.

                  "Pricing Notice" shall have the meaning set forth in Section
                   --------------
         2.5.

                  "Related Collateral" shall mean all general intangibles;
                   ------------------
         keyman life insurance policies owned by the Borrowers and payable to the Borrowers; trade names, trademarks and trade secrets; patents, copyrights and other intellectual property; customers lists; mailing lists; goodwill; cash; deposit accounts; tax refunds; claims under insurance policies (whether or not proceeds of other Collateral); rights of set off; rights under judgments; tort claims and chooses in action; computer programs and software; books and records (including without limitation all electronically recorded data); contract rights; and all contracts and agreements to which any Person is a party or beneficiary, whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or belonging to any Person.

                  "Reportable Event" shall mean an event reportable to the
                   ----------------
         Pension Benefit Guaranty Corporation under Section 4043 of Title IV of ERISA.

                  "Reserve Requirement" shall mean the maximum aggregate reserve
                   -------------------
         requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D of the Federal Reserve Board on the Bank against "Euro-currency Liabilities" as defined in said Regulation D.

                  "Revolving Credit Advance" shall mean any loan or advance from
                   ------------------------
         the Bank to the Borrowers pursuant to Section 2.1 this Agreement.

                  "Revolving Credit Note" shall mean the Revolving Credit Note
                   ---------------------
         executed by the Borrowers, jointly and severally, in connection herewith substantially in the form of Exhibit A hereto.
                                               ---------

                  "Revolving Credit Termination Date" shall mean March 12, 2001.
                   ---------------------------------

                  "SC Publishing Disposition" shall mean the sale of all of the
                   -------------------------
         capital stock of SC Publishing or the sale in one or more transactions of all or substantially all of the assets of SC Publishing, or any of its divisions, in either case to a Person which is not an Affiliate of the Company or any of its Subsidiaries and which transaction or transactions, as the case may be, are consummated in full on or before March 12, 1998.

                  "Security Agreements" shall mean (a) the Security Agreement
                   -------------------
         from the Borrowers to the Bank of even date herewith substantially in the form of Exhibit C hereto, (b) the Assignment of Trademarks and
                     ---------
         Service Marks (U.S.) from the Borrowers to the Bank of even date herewith substantially in the form of Exhibit E hereto, (c) the
                                               ---------
         Assignment of Keyman Life Insurance Policies from the Borrowers to the Bank of even date herewith substantially in the form of Exhibit F
                                                                 ---------
         hereto and (d) the Pledge Agreements.

                  "Subordinated Indebtedness" shall mean Indebtedness of the
                   -------------------------
         Borrowers which is subordinated to the Indebtedness of the Borrowers hereunder and under the Revolving Credit Note and the Term Note and to all other Bank Obligations, on terms and conditions approved in writing by the Bank.

                  "Subsidiary" shall mean any Person of which the Company or
                   ----------
         other specified parent shall now or hereafter at the time own, directly or indirectly through one or more Subsidiaries or otherwise, sufficient voting stock (or other beneficial interest) to entitle it to elect at least a majority of the board of directors or trustees or similar managing body.

                  "Term Loan" shall mean the term loan made by the Bank to the
                   ---------
         Borrowers under Section 2.5 hereof.

                  "Term Loan Maturity Date" shall mean March 12, 2001.
                   -----------------------

                  "Term Note" shall mean the Term Note executed by the
                   ---------
         Borrowers, jointly and severally, in connection herewith substantially in the form of Exhibit B hereto.
                        ---------

         Section 1.2. Accounting Terms. All accounting terms used and not
                      ----------------
defined in this Agreement shall be construed in accordance with generally accepted accounting principles consistently applied, and all financial data required to be delivered hereunder shall be prepared in accordance with such principles.


                            ARTICLE 2. THE CREDITS


         Section 2.1. The Revolving Credit. Subject to the terms and conditions
                      --------------------
hereof and so long as there is no Default, the Bank will make Revolving Credit Advances to the Borrowers, from time to time, until the Revolving Credit Termination Date, as requested by the Company, as agent for the Borrowers in accordance with Section 2.2; provided that the aggregate principal amount of all Revolving Credit Advances at any time outstanding hereunder shall not exceed the Maximum Revolving Credit Amount and provided further that at all times prior to the time of repayment in full of all Subordinated Indebtedness of the Borrowers described on Schedule 5.16, out of the proceeds of Revolving Credit Advances or
             -------------
otherwise, the principal amount of all outstanding Revolving Credit Advances outstanding hereunder shall not exceed the Maximum Revolving Credit Amount less the principal amount of the Subordinated Indebtedness described on Schedule 5.16
                                                                   -------------
then outstanding, as reduced from time to time as evidenced by receipts delivered to the Bank by the Borrowers. The Borrowers shall execute and deliver to the Bank the Revolving Credit Note to evidence the Revolving Credit Advances. Subject to the foregoing limitations and the provisions of Section 4.1 below, the Borrowers may borrow, repay pursuant to Section 4.2 and reborrow Revolving Credit Advances hereunder from the date of this Agreement to the Revolving Credit Termination Date.

         Section 2.2. Requests for Revolving Credit Advances. Each Revolving
                      --------------------------------------
Credit Advance shall be made on notice given by the Company to the Bank not later than 12:00 noon (Boston time) on the date of the proposed Borrowing (a "Notice of Revolving Credit Borrowing"); provided, however that if the Company
                                         --------  -------
elects a LIBOR Rate Pricing Option with respect to any Revolving Credit Advance in accordance with Section 2.5 hereof, such Notice of Revolving Credit Borrowing shall be given by the Company contemporaneously with a Pricing Notice in the manner and within the time specified in Section 2.5. Each such Notice of Revolving Credit Borrowing shall be by telephone or telecopy, and if by telephone confirmed immediately in writing by the Company, specifying therein
(a) the requested date of such Revolving Credit Advance, and (b) the amount of such Revolving Credit Advance (which must be a minimum of $1,000,000 and increments of $100,000 in the case of requests for LIBOR Rate Loans). The Borrowers agree, jointly and severally, to indemnify and hold the Bank harmless for any action, including the making of any Revolving Credit Advances hereunder, or loss or expense, taken or incurred by the Bank in good faith reliance upon any such telephone request. At the time of the initial request for a Revolving Credit Advance made under this Section 2.2, the Borrowers shall have provided the Bank with a Compliance Certificate. The Borrowers hereby agree (i) that the Bank shall be entitled to rely upon the Compliance Certificate most recently delivered to the Bank until it is superseded by a more recent Compliance Certificate, and (ii) that each request for a Revolving Credit Advance, whether by telephone or in writing or otherwise, shall constitute a confirmation of the representations and warranties contained in the most recent Compliance Certificate then in the Bank's possession.

         Section 2.3. Interest on Revolving Credit Advances. Subject to the
                      -------------------------------------
terms of Section 2.5 relating to LIBOR Pricing Options, the Borrowers, jointly and severally, shall pay interest on the unpaid balance of the Revolving Credit Advances from time to time outstanding at a per annum rate equal to the Applicable Base Rate. Interest on the Revolving Credit Advances shall be payable quarterly in arrears on the first day of each quarter, commencing April 1, 1997 and continuing until all of the Indebtedness of the Borrowers to the Bank under the Revolving Credit Note shall have been paid in full.

         Section 2.4. The Term Loan.
                      -------------

                  (a) On the Closing Date, the Bank will make a term loan to the Borrowers in the amount of $5,000,000. On the Closing Date, the Borrowers, jointly and severally, will execute and deliver to the Bank the Term Note to evidence the Term Loan. The principal amount of the Term Loan will be repaid in quarterly installments, payable on the first day of each quarter (i.e. April, July, October and January), as follows:


                      Quarterly Payment Date            Amount
                      ----------------------            ------

                      October 1, 1997                  $250,000
                      January 1, 1998                   500,000
                      July 1, 1998-2000                 250,000
                      October 1, 1998-2000              500,000
                      January 1, 1999-2001              500,000
                      Term Loan Maturity Date           500,000


                  (b) Subject to the terms of Section 2.5 relating to LIBOR Pricing Options, the Borrowers shall pay interest on the unpaid balance of the Term Loan from time to time outstanding at a per annum rate equal to the Applicable Base Rate. Interest shall be payable in arrears on the first day of each quarter, commencing April 1, 1997 and continuing until the Term Note shall have been paid in full.

         Section 2.5. Election of LIBOR Pricing Options. Subject to all the
                      ---------------------------------
terms and conditions hereof and so long as there exists no Default, the Borrowers may, by delivering a notice (a "Pricing Notice") to the Bank received at or before 10:00 a.m. Boston time on the date two Business Days prior to the commencement of the Interest Period selected in such Pricing Notice, elect to have all or a portion of the outstanding Revolving Credit Advances or all or a portion of the Term Loan, as the Company may specify in such Pricing Notice, accrue and bear daily interest during the Interest Period so selected at a per annum rate equal to the Applicable LIBOR Rate for such Interest Period; provided, however, that any such election made with respect to the Revolving
--------  -------
Credit Advances or Term Loan shall be in an amount not less than $1,000,000 and in increments of $100,000; and provided further that no such election will be
                               ----------------
made if it would result in there being more than four (4) LIBOR Pricing Options in the aggregate outstanding at any one time. Interest on Revolving Credit Advances or portions of the Term Loan bearing interest at the Applicable LIBOR Rate shall be paid for the applicable Interest Period on the last day thereof, on every third month during any Interest Period longer than three months and when such LIBOR Rate Loan is due (whether at maturity, by reason of acceleration or otherwise). Each Pricing Notice shall be substantially in the form of Exhibit
                                                                         -------
K attached hereto and shall specify: (i) the selection of a LIBOR Pricing
-
Option; (ii) the effective date and amount of Revolving Credit Advances or portions of the Term Loan subject to such LIBOR Pricing Option, subject to the limitations set forth herein; and (iii) the duration of the applicable Interest Period. Each Pricing Notice may only be revoked subject to Section 4.4.

         Section 2.6. Additional Payments.
                      -------------------

                  (a) During the continuance of any Event of Default, the Borrowers, jointly and severally, shall pay to the Bank additional interest on the unpaid principal balance of the Revolving Credit Advances and the Term Loan and, to the extent permitted by law, on any overdue installments of interest, at a rate per annum equal to the applicable interest rates under the Revolving Credit Note and the Term Note plus 2%.

                  (b) If a payment of principal or interest hereunder is not made within 10 days after its due date, and the Borrowers shall have failed to make such payment on the next Business Day after notice thereof, the Borrowers, jointly and severally, will also pay on demand a late payment charge equal to 5% of the amount of such payment. Nothing in the preceding sentence shall affect the Bank's right to exercise any of its rights or remedies in an Event of Default has occurred.

         Section 2.7. Set-Off; Computation of Interest; Etc. The Borrowers
                      -------------------------------------
hereby authorize the Bank, without prior notice to the Borrowers or any Subsidiary, if and to the extent payment is not promptly made pursuant to the Revolving Credit Note or the Term Note or pursuant to any of Sections 2.3, 2.4, 2.6, 2.8, 4.1, 12 or 13.7 or any other provision hereof or of any other Bank Agreement, to charge against any account of any Borrower or any Subsidiary with the Bank an amount equal to the accrued interest and principal and other amounts from time to time due and payable to the Bank hereunder and under all other Bank Agreements. Interest hereunder and under the Revolving Credit Note and the Term Note shall be computed on the basis of a 360-day year for the number of days actually elapsed. Any increase or decrease in the interest rate on the Revolving Credit Note or the Term Note resulting from a change in the Base Rate shall be effective immediately from the date of such change. No interest payment or interest rate charged hereunder shall exceed the maximum rate authorized from time to time by applicable law. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day, and such extension shall be included in computing interest in connection with such payment. The outstanding amount of the Revolving Credit Advances and the Term Note as reflected on the Bank's records from time to time shall be considered correct and binding on the Borrowers (absent manifest error) unless within 30 days after receipt of any notice by the Bank of such outstanding amount, the Company notifies the Bank in writing to the contrary.

         Section 2.8. Commitment Fee. The Borrowers, jointly and severally,
                      --------------
shall pay to the Bank a commitment fee equal to the product of the Applicable Commitment Fee Rate multiplied by the amount by which the Maximum Revolving Credit Amount exceeds the daily average principal amount of the Revolving Credit Advances outstanding from time to time. The commitment fee shall be payable quarterly in arrears on the first day of each April, July, October and January, commencing April 1, 1997.

         Section 2.9. Increased Costs, Etc.
                      --------------------

                  (a) Anything herein to the contrary notwithstanding, if any changes in present or future applicable law (which term "applicable law," as used in this Agreement, includes statutes and rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time heretofore or hereafter made upon or otherwise issued to the

Bank by any central bank or other fiscal, monetary or other authority, whether or not having the force of law), including without limitation any change according to a prescribed schedule of increasing requirements, whether or not known or in effect as of the date hereof, shall (i) subject the Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement or the payment to the Bank of any amounts due to it hereunder, or (ii) materially change the basis of taxation of payments to the Bank of the principal of or the interest on the Revolving Credit Advances or the Term Loan or any other amounts payable to the Bank hereunder, or (iii) impose or increase or render applicable any special or supplemental deposit or reserve or similar requirements or assessment against assets held by, or deposits in or for the account of, or any liabilities of, or loans by an office of the Bank in respect of the transactions contemplated herein, or (iv) impose on the Bank any other condition or requirement with respect to this Agreement or any Revolving Credit Advance or the Term Loan, and the result of any of the foregoing is (A) to increase the cost to the Bank of making, funding or maintaining all or any part of the Revolving Credit Advances or Term Loan or its commitment hereunder, or (B) to reduce the amount of principal, interest or other amount payable to the Bank hereunder, or (C) to require the Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Bank from the Borrowers hereunder, then, and in each such case not otherwise provided for hereunder, the Borrowers, jointly and severally, will upon demand made by the Bank promptly following the Bank's receipt of notice pertaining to such matters accompanied by calculations thereof in reasonable detail, pay to the Bank such additional amounts as will be sufficient to compensate the Bank for such additional cost, reduction, payment or foregone interest or other sum; provided that the foregoing provisions of this sentence shall not apply in the case of any additional cost, reduction, payment or foregone interest or other sum resulting from any taxes charged upon or by reference to the overall net income, profits or gains of the Bank.

                  (b) Anything herein to the contrary notwithstanding, if, after the date hereof, the Bank shall have determined that any present or future applicable law, rule, regulation, guideline, directive or request (whether or not having force of law), including without limitation any change according to a prescribed schedule of increasing requirements, whether or not known or in effect as of the date hereof, regarding capital requirements for banks or bank holding companies generally, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any of the foregoing, either imposes a requirement upon the Bank to allocate additional capital resources or increases the Bank's requirement to allocate capital resources or the Bank's commitment to make, or to the Bank's maintenance of, the Revolving Credit Advances or the Term Loan hereunder, which has or would have the effect of reducing the return on the Bank's capital to a level below that which the Bank could have achieved (taking into consideration the Bank's then existing policies with respect to capital adequacy and assuming full utilization of the Bank's capital) but for such applicability, change, interpretation, administration or compliance, by any amount deemed by the Bank to be material, the Bank shall promptly after its determination of such occurrence give notice thereof to the Borrowers. The Borrowers and the Bank shall thereafter attempt to negotiate in good faith an adjustment to the compensation payable hereunder which will adequately compensate the Bank for such reduction. If the Borrowers and the Bank are unable to agree to such adjustment within thirty (30) days of the day on which the Borrowers receive such notice, the Bank shall notify the Borrowers that the fees payable hereunder shall increase at the end of 90 days by an amount which will, in the Bank's reasonable determination, evidenced by calculations in reasonable detail furnished to the Borrowers, compensate the Bank for such reduction with effect from the date of the Bank's original notice (but not earlier than the effective date of any such applicability, change, interpretation, administration or compliance), the Bank's determination of such amount to be conclusive and binding upon the Borrowers, absent manifest error. The Borrowers may, within such 90-day period, refinance the Bank Obligations without premium or penalty but subject to payment of any amounts due under
Section 4.4.

                (c)   In determining the additional amounts payable under this
Section 2.9, the Bank may use any reasonable method of averaging, allocating or attributing such additional costs, reductions, payments, foregone interest or other sums among its customers in good faith and on an equitable basis. This
Section 2.9 shall only apply if and to the extent that the additional amounts payable hereunder are not already reflected in the calculation of the Reserve Requirement.

         Section 2.10.  Changed Circumstances.  In the event that:
                        ---------------------

                (a) on any date on which the Applicable LIBOR Rate would otherwise be set the Bank shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the LIBOR Rate; or

                (b) at any time the Bank shall have determined in good faith (which determination shall be final and conclusive) that

                      (i) the implementation of a LIBOR Pricing Option has been made impracticable or unlawful by (A) the occurrence of a contingency that materially and adversely affects the London interbank market, or (B) compliance by the Bank in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

                      (ii) the LIBOR Rate shall no longer represent the effective cost to the Bank for U.S. dollar deposits in the London interbank market, as applicable for deposits in which it regularly participates;


then, and in such event, the Bank shall forthwith so notify the Company thereof. Until the Bank notifies the Company that the circumstances giving rise to such notice no longer apply, the obligation of the Bank to allow election by the Borrowers of a LIBOR Pricing Option shall be suspended. If at the time the Bank so notifies the Company, the Company has previously given the Bank a Pricing Notice with respect to a LIBOR Pricing Option, but the LIBOR Pricing Option requested therein has not yet gone into effect, such Pricing Notice shall automatically be deemed to be withdrawn and be of no force or effect. If circumstances described in clause (b)(i)(B) arise, then upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the LIBOR Pricing Option with respect to any new requests for LIBOR Rate Loans shall be terminated, but any existing LIBOR Rate Loans may continue to be maintained through the end of the applicable Interest Period.

         Section 2.11.  Use of Proceeds. The proceeds of the initial Revolving
                        ---------------
Credit Advance and the Term Loan shall be used by the Company to repay in full the Indebtedness of the Company described on Schedule 2.11. The proceeds of all future Revolving Credit Advances shall be used by the Borrowers for capital expenditures, for general working capital, for Permitted Restricted Payments and for other corporate purposes, so long as no Default exists or would result from any such use or Permitted Restricted Payment. The Borrowers will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.


                     ARTICLE 3. CONDITIONS OF THE CREDITS

         Section 3.1.  Conditions to Term Loan and First Revolving Credit
                       --------------------------------------------------
Advance. The Bank's obligation to make the Term Loan and first Revolving Credit
-------
Advance shall be subject to compliance by the Borrowers with their agreements contained in this Agreement, and to the condition precedent that the Bank shall have received each of the following, in form and substance satisfactory to the Bank and its counsel or in the form attached hereto as an Exhibit, as the case may be:

                (a) The Revolving Credit Note and the Term Note duly executed by the Borrowers.

                (b) The Security Agreements duly executed by the Borrowers, certificates for the Pledged Shares together with stock powers executed in blank, and evidence of the filing of Uniform Commercial Code financing statements and all other actions required to grant the Bank a first, perfected lien on and security interest in the Collateral.

                (c) Copies of the consent votes of the Board of Directors of each Borrower authorizing the execution, delivery and performance of this Agreement, the Revolving Credit Note, the Term Note, the Security Agreements and the other Bank Agreements to which such Borrower is a party, certified by the Secretary or an Assistant Secretary (or Clerk or Assistant

Clerk) of such Borrower (which certificate shall state that such resolutions are in full force and effect).

                (d) A certificate of the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk) of such Borrower certifying the name and signatures of the officers of such Borrower authorized to sign this Agreement, the Revolving Credit Note, the Term Note, the Security Agreements and the other Bank Agreements to which such Borrower is a party and the other documents to be delivered by the Borrowers hereunder.

                (e) Certificates of legal existence and corporate good standing for the Borrowers of recent date issued by the appropriate Delaware and Massachusetts governmental authorities.

                (f) Certificates of tax good standing for the Borrowers of recent date issued by the appropriate Delaware governmental authorities.

                (g) The opinion of Bingham, Dana & Gould, LLP, counsel to the Borrowers, dated the date of execution of this Agreement, in form and substance satisfactory to the Bank.

                (h) A certificate of a duly authorized officer of each Borrower, dated the date of the Term Loan and first Revolving Credit Advance, to the effect that all conditions precedent on the part of such Borrower to the execution and delivery hereof and the making of the Term Loan and First Revolving Credit Advance have been satisfied.

                (i) A Compliance Certificate dated the date of the Term Loan and first Revolving Credit Advance, including evidence that the ratio of Consolidated Funded Debt, after giving effect to the closing of the Term Loan and the first Revolving Credit Advance, on a pro-forma basis, to Consolidated EBITDA for the four quarter period ending December, 1996, did not exceed 3.0-to-1.0.

                (j) Receipt by the Bank of $30,000 in payment of the Bank's closing fee, which shall be deemed earned in full upon the execution and delivery hereof.

                (k) Certificates of insurance with respect to the Collateral naming the Bank as loss payee with a standard endorsement in favor of the Bank.

                (l) The Landlord Consents and Waivers executed by the respective landlords of the Borrowers' premises located in Easton, Massachusetts and in Brockton, Massachusetts.

                (m) Evidence of the simultaneous repayment of all Indebtedness of the Borrowers to Banque Nationale de Paris and termination of all security interests and liens securing such Indebtedness.

                (n) Such other documents, certificates and opinions as the Bank may reasonably request.

         Section 3.2.  Conditions to All Revolving Credit Advances. The
                       -------------------------------------------
Bank's obligation to make any Revolving Credit Advance pursuant to this Agreement shall be subject to compliance by the Borrowers with their agreements contained in this Agreement and each other Bank Agreement, and to the satisfaction, at or before the making of each Revolving Credit Advance, of all of the following conditions precedent:

                (a) The representations and warranties herein and those made by or on behalf of the Borrowers in any other Bank Agreement shall be correct as of the date on which any Revolving Credit Advance is made, with the same effect as if made at and as of such time (except that the references in Article 5 to the 1996 Financial Statements shall be deemed to refer to the most recent annual audited consolidated financial statements of the Company and its Subsidiaries furnished to the Bank.)

                (b) On the date of any Revolving Credit Advance hereunder, there shall exist no Default.

                (c) The Borrowers shall have paid the balance of all fees then due and payable to the Bank as referenced herein.

                (d) The making of the requested Revolving Credit Advance shall not be prohibited by any law or governmental order or regulation applicable to the Bank or to any Borrower, and all necessary consents, approvals and authorizations of any Person for any such Revolving Credit Advance shall have been obtained.


                     ARTICLE 4. PAYMENT AND REPAYMENT

         Section 4.1.  Mandatory Prepayments.
                       ---------------------

                (a) If at any time the aggregate outstanding principal balance of all Revolving Credit Advances made hereunder exceeds the Maximum Revolving Credit Amount, the Borrowers shall immediately repay to the Bank an amount equal to such excess.

                (b) All proceeds of accounts receivable of the Borrowers shall be applied to reduce the Revolving Credit Advances as and when received, and such proceeds shall be applied first to reduce Revolving Credit Advances which are Base Rate Loans.

                (c) The Borrowers will make all required principal payments on the Term Loan on the dates when due.

                (d) The Borrowers shall, on the date of receipt of the Net Cash Proceeds by any Borrower or any of their Subsidiaries from (i) the sale, lease, transfer or other disposition of any assets of any Borrower or any of their Subsidiaries (other than Net Cash Proceeds from a transaction permitted under Section 9.5), (ii) the incurrence or issuance by any Borrower or any of their Subsidiaries of any Indebtedness for borrowed money, except for the Bank Obligations, (iii) the sale or issuance by any Borrower or any of their Subsidiaries of any capital stock or other ownership or profit interest or any warrants, options or rights to acquire capital stock or other ownership or profits interest (other than Net Cash Proceeds from any such sale or issuance which described as one of its purposes undertaking acquisitions if such Net Cash Proceeds are used to finance any transaction permitted under Section 9.7 within ninety (90) days of the receipt thereof by such Borrower or Subsidiary), prepay an aggregate principal amount of the Term Loan equal to the amount of such Net Cash Proceeds. Partial prepayments of the Term Loan under this Section 4.1(c) shall be applied to the scheduled principal payments in inverse order of maturity and shall be applied first to portions of the Term Loan which are outstanding as Base Rate Loans.

         Section 4.2.  Voluntary Prepayments.
                       ---------------------

                (a) The Borrowers may make prepayments to the Bank of any outstanding principal amount of the Revolving Credit Advances which are Base Rate Loans and of any outstanding principal amount of the Term Loan equal to $100,000 or an integral multiple thereof which are Base Rate Loans in accordance with Section 4.3 at any time prior to 12:00 noon (Boston time) on any Business Day without premium or penalty.

                (b) The Borrowers may make prepayments to the Bank of any outstanding principal amount of the Revolving Credit Advance or of the Term Loan equal in either case to $100,000 or an integral multiple thereof which are LIBOR Rate Loans in accordance with Section 4.3 at any time prior to 12:00 noon (Boston time) on any Business Day subject, however, to payment of the amounts set forth in Section 4.4.

                (c)   Partial prepayments of the Term Loan made under this
Section 4.2 shall be applied to reduce the remaining scheduled principal payments of the Term Loan ratably, and such partial prepayments shall be applied first to reduce that portion of the Term Loan which is a Base Rate Loan.

         Section 4.3. Payment and Interest Cutoff. Notice of each prepayment
                      ---------------------------
pursuant to Section 4.2 shall be given to the Bank (a) in the case of prepayment of Base Rate Loans, not later than 12:00 noon (Boston time) on the date of payment, and (b) in the case of prepayment of LIBOR Rate Loans on any day other than the last day of the Interest Period applicable thereto, not later than 12:00 noon (Boston time) two (2) Business Days prior to the proposed date of payment, and shall specify the total principal amount of the Revolving Credit Advances or Term Loan to be paid on such date. Notice of prepayment having been given in compliance with this Section 4.3, the amount specified to be prepaid shall become due and payable on the date specified for prepayment and from and after said date (unless the Borrowers shall default in the payment thereof) interest thereon shall cease to accrue. Unpaid interest on the principal amount of any Revolving Credit Advances or portions of the Term Loan so prepaid accrued to the date of prepayment shall be due on the date of prepayment.

         Section 4.4. Payments Not at End of Interest Period. If the Borrowers
                      --------------------------------------
for any reason make any payment of principal with respect to any LIBOR Rate Loan on any day other than the last day of the Interest Period applicable to such LIBOR Rate Loan, including without limitation by reason of acceleration, or fail to borrow a LIBOR Rate Loan after electing a LIBOR Pricing Option with respect thereto pursuant to Section 2.5, the Borrowers, jointly and severally, shall pay to the Bank, an amount computed pursuant to the following formula:

                               L = (R - T) x P x D
                                   ---------------
                                        360

         L    =   amount payable to the Bank
         R    =   the effective rate of interest on such LIBOR Rate Loan
         T    =   the effective interest rate per annum at which any readily marketable bond or other obligation of the United States,
                  selected in the Bank's sole discretion, maturing on or near the last day of the then applicable Interest Period of such
                  LIBOR Rate Loan and in approximately the same amount as such
                  LIBOR Rate Loan can be purchased by the Bank on the day of such payment of principal or failure to borrow
         P    =   the amount of principal prepaid or the amount of the requested
                  LIBOR Rate Loan
         D    =   the number of days remaining in the Interest Period as of
                  the date of such payment or the number of days of the requested Interest Period

The Borrowers shall pay such amount upon presentation by the Bank of a statement setting forth the amount and the Bank's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.


                ARTICLE 5. REPRESENTATIONS AND WARRANTIES

         In order to induce the Bank to enter into this Agreement and make the Revolving Credit Advances and the Term Loan as contemplated hereby, the Borrowers hereby make the following representations and warranties:

         Section 5.1. Corporate Existence, Charter Documents, Etc. The
                      -------------------------------------------
Company and each Subsidiary is a corporation validly organized, legally existing and in good standing under the laws of the jurisdiction in which it is organized and has corporate power to own its properties and conduct its business as now conducted and as proposed to be conducted by it. Certified copies of the charter documents and By-Laws of the Company and each Subsidiary have been delivered to the Bank and are true, accurate and complete as of the date hereof.

         Section 5.2. Principal Place of Business; Location of Records.
                      ------------------------------------------------
The Company's and each Subsidiary's principal place of business is located at 21 Bristol Drive, South Easton, Massachusetts, and the Company and each Subsidiary has had no other principal place of business during the last six months. All of the books and records or true and complete copies thereof relating to the accounts and contracts of the Company and each Subsidiary are and will be kept at such location.

         Section 5.3. Qualification. The Company and each Subsidiary is duly
                      -------------
qualified, licensed and authorized to do business and is in good standing as a foreign corporation in each jurisdiction where its failure to be so qualified would have a material adverse effect on the business, assets or condition, financial or otherwise, of the Company or any Subsidiary.

         Section 5.4. Subsidiaries. The Borrowers have no Subsidiaries except
                      ------------
for those listed in Schedule 5.4. All of the issued and outstanding capital
                    ------------
stock of each Subsidiary listed on Schedule 5.4 is owned of record and
                                   ------------
beneficially by the Company or SC Direct as set forth on Schedule 5.4. The Company does not have any assets except capital stock of its Subsidiaries.

         Section 5.5. Corporate Power. The execution, delivery and
                      ---------------
performance of this Agreement, the Revolving Credit Note, the Term Note, the Security Agreements and all other Bank Agreements and other documents delivered or to be delivered by the Company or any Subsidiary to the Bank in connection herewith, and the incurrence of Indebtedness to the Bank hereunder or thereunder, now or hereafter owing,

                (a) are within the corporate powers of the Company and each Subsidiary, as the case may be, having been duly authorized by its Board of Directors or other similar governing body, and, if required by law, by its charter documents or by its By-Laws, by its stockholders;

                (b) do not require any approval or consent of, or filing with, any governmental agency or other Person (or such approvals and consents have been obtained and delivered to the Bank) and are not in contravention of law or the terms of the charter documents or By-Laws of the Company and each Subsidiary or any amendment thereof;

                (c)   do not and will not

                      (i) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company or any Subsidiary is a party or by which the Company, any Subsidiary or any of their respective properties are bound or affected,

                      (ii)   result in, or require, the creation or
         imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature on any property of the Company or any Subsidiary, except as provided in the Bank Agreements, or

                      (iii) result in a violation of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, now in effect having applicability to the Company or any Subsidiary, or to any of their respective properties.

         Section 5.6. Valid and Binding Obligations. This Agreement, the
                      -----------------------------
Revolving Credit Note, the Term Note, the Security Agreements and all the other Bank Agreements executed in connection herewith and therewith constitute, or will constitute when delivered, the valid and binding obligations of the Company and its Subsidiaries, as the case may be, enforceable in accordance with their respective terms, except as the enforceability thereof may be subject to bankruptcy, insolvency, moratorium and other laws affecting the rights and remedies of creditors and secured parties and to the exercise of judicial discretion in accordance with general equitable principles.

         Section 5.7. Other Agreements. Neither the Company nor any
                      ----------------
Subsidiary is a party to any indenture, loan or credit agreement, or any lease or other agreement or instrument, or subject to any charter or corporate restriction, which is likely to have a material adverse effect on the business, properties, assets, operations or financial condition of the Company or any Subsidiary, or which restricts the ability of the Company or any Subsidiary to carry out any of the provisions of this Agreement, the Revolving Credit Note, the Term Note, the Security Agreements or any of the Bank Agreements executed in connection herewith and therewith.

        Section 5.8. Payment of Taxes. Except as described on Schedule 5.8, the
                     ----------------                         ------------
Company and its Subsidiaries have filed all tax returns which are required to be filed by them and have paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received. All federal tax returns of the Company and its Subsidiaries through their fiscal year ended in 1992 have been audited by the Internal Revenue Service or are not subject to such audit by virtue of the expiration of the applicable period of limitation, and the results of such audits are fully reflected in the balance sheet contained in the 1996 Financial Statements. The Company knows of no material additional assessments since such date for which adequate reserves appearing in the balance sheet contained in the 1996 Financial Statements have not been established. The Company and its Subsidiaries have made adequate provisions for all current taxes, and to the best of the Company's knowledge there will not be any additional assessments for any fiscal periods prior to and including that which ended on the date of said balance sheet in excess of the amounts reserved therefor.

         Section 5.9. Financial Statements. All balance sheets, statements and
                      --------------------
other financial information furnished to the Bank in connection with this Agreement and the transactions contemplated hereby (each of which is listed on
Schedule 5.9), including, without limitation, the 1996 Financial Statements,
------------
have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except for the absence of footnotes with interim statements) and present fairly the consolidated financial condition of the Company and its Subsidiaries and all such information so furnished was true, correct and complete as of the date thereof.

         Section 5.10. Other Materials Furnished. The written information,
                       -------------------------
exhibits, memoranda or reports furnished to the Bank by or on behalf of the Company or any Subsidiary in connection with the negotiation of this Agreement, taken as a whole, do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

         Section 5.11. Stock. There are presently issued by the Company and
                       -----
its Subsidiaries and outstanding the shares of capital stock indicated on
Schedule 5.11. The Company and its Subsidiaries have received the consideration
-------------
for which such stock was authorized to be issued and have otherwise complied with all legal requirements relating to the authorization and issuance of shares of stock and all such shares are validly issued, fully paid and non-assessable. The Company and its Subsidiaries have no other capital stock of any class outstanding.

         Section 5.12. Changes in Condition. Since the date of the balance
                       --------------------
sheet contained in the 1996 Financial Statements, there has been no material adverse change in the business or assets or in the financial condition of the Company or any Subsidiary, and neither the Company nor any Subsidiary has entered into any transaction outside of the ordinary course of business which is material to the Company or any Subsidiary. Neither the Company nor any Subsidiary has any contingent liabilities of any material amount which are not referred to in the 1996 Financial Statements.

         Section 5.13. Assets, Licenses, Etc.
                       ---------------------

                (a) The Company and its Subsidiaries have good and marketable title to, or valid leasehold interests in, all of their assets, real and personal, including the assets carried on their books and reflected in the 1996 Financial Statements, subject to no liens, charges or encumbrances, except for
(i) liens, charges and encumbrances described in Schedule 5.13(a) and permitted
                                                 ----------------
by Section 9.2 hereof, and (ii) assets sold, abandoned or otherwise disposed of in the ordinary course of business. The Company owns no assets or properties other than the capital stock of its Subsidiaries.

                (b) The Company and its Subsidiaries own all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct their business as heretofore conducted by them and as now conducted by them each of which is listed, together with Patent and Trademark Office application or registration numbers, where applicable, on Schedule 5.13(b) hereto. The Company and its Subsidiaries conduct their respective businesses without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others. To the best knowledge of the Company, there is no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of the Company and its Subsidiaries.

         Section 5.14. Litigation. Except as described on Schedule 5.8,
                       ----------                         ------------
there is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or, to the knowledge of the Company, threatened, or any basis therefor, which involves a material risk of any judgment or liability which could, if adversely determined, result in any material adverse change in the business or assets or in the financial condition of the Company or any Subsidiary, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against the Company or any Subsidiary which has or may have a material adverse effect on the business or assets or on the financial condition of the Company or any Subsidiary.

         Section 5.15. Pension Plans. No employee benefit plan established
                       -------------
or maintained by the Company or any Subsidiary or any other Person a member of the same "control group," as the Company (a "Pension Affiliate"), within the meaning of Section 302(f)(6)(b) of ERISA, (including any multi-employer plan to which the Company or any Subsidiary contributes) which is subject to Part 3 of Subtitle B of Title I of the ERISA, had a material accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, or would have had an accumulated funding deficiency (as so defined) on such day if such year were the first year of such plan to which Part 3 of Subtitle B of Title I of ERISA applied, and no material liability under Title IV of ERISA has been, or is expected by the Company or any Subsidiary to be, incurred with respect to any such plan by the Company or any Subsidiary or any Pension Affiliate. The execution and delivery by the Company of this Agreement and the other Bank Agreements executed on the date hereof will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code. The Company and its Subsidiaries have no Pension Plans other than those described on Schedule 5.15.
             -------------

         Section 5.16. Outstanding Indebtedness. The outstanding amount of
                       ------------------------
Indebtedness for borrowed money (including Capitalized Lease Obligations) of the Company and its Subsidiaries as of the date hereof, is correctly set forth in
Schedule 5.16 hereto, and said Schedule correctly describes the credit
-------------
agreements, guaranties, leases and other instruments pursuant to which such Indebtedness has been incurred and all security interests securing such Indebtedness. Said schedule also describes all agreements and other arrangements pursuant to which the Company or any Subsidiary may borrow any money.

         Section 5.17. Environmental Matters. Except as set forth in Schedule
                       ---------------------                         --------
5.17,
----

                (a) None of the Company, any Subsidiary or any operator of any of their respective properties is in violation, or to the Company's knowledge is in alleged violation, of any Environmental Law, which violation would have a material adverse effect on the business, assets or financial condition of the Company or any Subsidiary.

                (b) None of the Company, any Subsidiary or any operator of any of their respective properties has received notice from any third party, including without limitation any federal, state, county, or local governmental authority, (i) that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA") or any equivalent state law, with respect to any site or location;
(ii) that any hazardous waste, as defined in 42 U.S.C. ss. 6903(5), any hazardous substances, as defined in 42 U.S.C. ss. 9601(14), any pollutant or contaminant, as defined in 42 U.S.C. ss. 9601(33), or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of, has been found at any site at which a federal, state, county, or local agency or other third party has conducted or has ordered the Company, any Subsidiary or another third party or parties (e.g. a committee of potentially responsible parties) to conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint (contingent or otherwise) or legal or administrative proceeding arising out of any actual or alleged release or threatened release of Hazardous Substances. For purposes of this Agreement, "release" means any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping of Hazardous Substances into the environment.

                  (c) (i) The Company, each Subsidiary and, to the best of the Borrowers' knowledge, each operator of any real property owned or operated by the Borrowers is in compliance, in all material respects, with all provisions of the Environmental Laws relating to the handling, manufacturing, processing, generation, storage or disposal of any Hazardous Substances; (ii) to the best of the Borrowers' knowledge, no portion of property owned, operated or controlled by the Company or any Subsidiary has been used for the handling, manufacturing, processing, generation, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; (iii) to the best of the Borrowers' knowledge, there have been no releases or threatened releases of Hazardous Substances on, upon, into or from any property owned, operated or controlled by the Company or any Subsidiary, which releases could have a material adverse effect on the value of such properties or adjacent properties or the environment; (iv) to the best of the Borrowers' knowledge, there have been no releases of Hazardous Substances on, upon, from or into any real property in the vicinity of the real properties owned, operated or controlled by the Company or any Subsidiary which, through soil or groundwater contamination, may have come to be located on the properties of the Company or any Subsidiary;
(v) to the best of the Borrowers' knowledge, there have been no releases of Hazardous Substances on, upon, from or into any real property formerly but no longer owned, operated or controlled by the Company or any Subsidiary.

                  (d) None of the properties of the Company or any Subsidiary is or shall be subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation by virtue of the transactions set forth herein and contemplated hereby.

         Section 5.18. Foreign Trade Regulations. Neither the Company nor
                       -------------------------
any Subsidiary is (a) a person included within the definition of "designated foreign country" or "national" of a "designated foreign country" in Executive Order No. 8389, as amended, in Executive Order No. 9193, as amended, in the Foreign Assets Control Regulations (31 C.F.R., Chapter V, Part 500, as amended), in the Cuban Assets Control Regulations of the United States Treasury Department (31 C.F.R., Chapter V, Part 515, as amended) or in the Regulations of the Office of Alien Property, Department of Justice (8 C.F.R., Chapter II, Part 507, as amended) or within the meanings of any of the said Orders or Regulations, or of any regulations, interpretations, or rulings issued thereunder, or in violation of said Orders or Regulations or of any regulations, interpretations or rulings issued thereunder; or (b) an entity listed in Section 520.101 of the Foreign Funds Control Regulations (31 C.F.R., Chapter V, Part 520, as amended).

         Section 5.19. Governmental Regulations. None of the Borrowers or
                       ------------------------
any Subsidiary of any Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, or is a common carrier under the Interstate Commerce Act, or is engaged in a business or activity subject to any statute or regulation which regulates the incurring by the Borrowers of Indebtedness for borrowed money, including statutes or regulations relating to common or contract carriers or to the sale of electricity, gas, steam, water, telephone or telegraph or other public utility services.

         Section 5.20. Margin Stock. Neither the Company nor any Subsidiary
                       ------------
owns any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder, nor is the Company or any Subsidiary engaged principally or as one of its important activities in extending credit which is used for the purpose of purchasing or carrying margin stock.


                      ARTICLE 6. REPORTS AND INFORMATION

         Section 6.1. Interim Financial Statements and Reports.
                      ----------------------------------------

                  (a) Within thirty (30) days after the end of each calendar month, the Borrowers shall furnish to the Bank a consolidated balance sheet of the Company and its Subsidiaries as of the end of such month and a consolidated statement of income for the Company and its Subsidiaries for such monthly period and for the period commencing at the end of the previous fiscal year and ending with the end of such month.

                  (b) As soon as available, and in any event within forty-five
(45) days after the end of each of the first three quarters of each fiscal year of the Company, the Borrowers shall furnish to the Bank (i) consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such quarter and consolidated and consolidating statements of income, shareholders' equity and cash flow of the Company and its Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail; and (ii) a Compliance Certificate.

         Section 6.2. Annual Financial Statements. As soon as available, but in
                      ---------------------------
any event within ninety (90) days after the end of each fiscal year of the Company, the Borrowers shall furnish to the Bank (a) consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income, shareholders' equity and cash flow of the Company and its Subsidiaries for such fiscal year, in each case (other than the consolidating statements) reported on by Deloitte & Touche LLP, any other of the "Big 6" accounting firms, or other independent certified public accountants of recognized national standing acceptable to the Bank, which report shall express, without reliance upon others, a positive opinion regarding the fairness of the presentation of such financial statements in accordance with generally accepted accounting principles consistently applied, said report to be without qualification, except in cases of unresolved litigation and accounting changes with which such accountants concur, together with the statement of such accountants that they have caused the provisions of this Agreement to be reviewed and that nothing has come to their attention to lead them to believe that any Default exists hereunder or specifying any Default and the nature thereof, and (b) a Compliance Certificate.

         Section 6.3. Notice of Defaults. As soon as possible, and in any event
                      ------------------
within five (5) Business Days after any Borrower becomes aware of the occurrence of each Default, the Borrowers shall furnish to the Bank the statement of their chief executive officer or chief financial officer setting forth details of such Default and the action which the Company has taken or proposes to take with respect thereto.

         Section 6.4. Notice of Litigation. Promptly after the commencement
                      --------------------
thereof, the Borrowers shall furnish the Bank written notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any Subsidiary, which, if adversely determined, would have a material adverse affect on the business, assets, or financial condition of the Company or any Subsidiary.

         Section 6.5. Communications with Others. At all times while the stock
                      --------------------------
of any Borrower is traded publicly, the Borrowers shall furnish the Bank with copies of all regular, periodic and special reports and all registration statements which any Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national or regional securities exchange.

         Section 6.6. Reportable Events. At any time that the Company or any
                      -----------------
Subsidiary have a Pension Plan, the Borrowers shall furnish to the Bank, as soon as possible, but in any event within thirty (30) days after the Borrowers know or have reason to know that any Reportable Event with respect to any Pension Plan has occurred, the statement of its chief executive officer or chief financial officer setting forth the details of such Reportable Event and the action which the Company or any Subsidiary have taken or proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation.

         Section 6.7. Reports to other Creditors. Promptly after filing the
                      --------------------------
same, the Borrowers shall furnish to the Bank copies of any compliance certificate and other information furnished to any other holder of the securities (including debt obligations) of the Company or any Subsidiary pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Bank pursuant to any other provision of this Agreement.

         Section 6.8. Communications with Independent Public Accountants. At
                      --------------------------------------------------
any reasonable time and from time to time, the Borrowers shall provide the Bank and any agents or representatives of the Bank access to the independent public accountants of the Borrowers to discuss the Borrowers' financial condition, including, without limitation any recommendations of such independent public accountants concerning the management, finances, financial controls or operations of the Company and its Subsidiaries and the Borrowers shall cooperate with the Bank and such accountants to facilitate any such discussion. Promptly after the receipt thereof, the Borrowers shall, at the Bank's request, furnish to the Bank copies of any written recommendations concerning the management, finances, financial controls, or operations of the Company or any Subsidiary received from the Borrowers' independent public accountants.

         Section 6.9. Environmental Reports. The Borrowers shall furnish to the
                      ---------------------
Bank: (a) not later than seven days after notice thereof, notice of any enforcement actions, or, to the knowledge of the Borrowers, threatened enforcement actions affecting the Company or any Subsidiary by any Governmental Authority related to Environmental Laws; (b) copies, promptly after they are received, of all orders, notices of responsibility, notices of violation, notices of enforcement actions, and assessments, and other written communications pertaining to any such orders, notices, claims and assessments received by the Company or any Subsidiary from any Governmental Authority; (c) not later than seven days after notice thereof, notice of any civil claims or threatened civil claims affecting the Company or any Subsidiary by any third party alleging any violation of Environmental Laws or harm to human health or the environment; (d) copies of all cleanup plans, site assessment reports, response plans, remedial proposals, or other submissions of the Company or any Subsidiary, other third party (e.g., committee of potentially responsible parties at a Superfund site), or any combination of same, submitted to a Governmental Authority in response to any communication referenced in subsections (a) and (b) herein simultaneously with their submission to such Governmental Authority; and (e) from time to time, on request of the Bank, evidence of the Company's and any Subsidiaries' insurance coverage, if any, for any environmental liabilities.

         Section 6.10. Miscellaneous. The Borrowers shall provide the Bank with
                       -------------
such other information that is reasonably available to the Borrowers as the Bank may from time to time request respecting the business, properties, prospects, condition or operations, financial or otherwise, of the Company and any Subsidiaries.


                      ARTICLE 7. FINANCIAL COVENANTS

         On and after the date hereof, until all of the Bank Obligations shall have been paid in full and the Bank shall have no commitment hereunder, the Borrowers agree that the Company and its Subsidiaries shall observe the following covenants:

         Section 7.1. Ratio of Consolidated Senior Funded Debt to Consolidated
                      --------------------------------------------------------
EBITDA. The Company and its Subsidiaries shall not permit the ratio of
------
Consolidated Senior Funded Debt on any date to Consolidated EBITDA for the most recent four quarter period for which financial statements have been delivered pursuant to Section 6.1(b) to be greater than (a) 3.00-to-1.00 on June 28, 1997 (the first date such ratio is to be tested) and at any time thereafter but prior to January 3, 1998, (b) 2.50-to-1.00 at January 3, 1998 and any time thereafter but prior to January 2, 1999, (c) 2.00-to-1.00 at January 2, 1999 and any time thereafter but prior to January 1, 2000, and (d) 1.50-to-1.00 at January 1, 2000 and at any time thereafter.

         Section 7.2. Ratio of Consolidated Operating Cash Flow to Consolidated
                      ---------------------------------------------------------
Total Debt Service. The Company and its Subsidiaries shall not permit for any
------------------
period of four consecutive fiscal quarters, commencing with the period ending March, 1997, the ratio of (a) Consolidated Operating Cash Flow to (b) Consolidated Total Debt Service, to be less than 1.5-to-1.0.

         Section 7.3. Minimum Consolidated EBITDA. The Company and its
                      ---------------------------
Subsidiaries shall earn Consolidated EBITDA for each period of four consecutive fiscal quarters, commencing with the period ending March, 1997, of not less than $3,000,000.


                       ARTICLE 8. AFFIRMATIVE COVENANTS

         On and after the date hereof, until all of the Bank Obligations shall have been paid in full and the Bank shall have no commitment hereunder, the Borrowers covenant that they will, and will cause each of their Subsidiaries to, comply with the following covenants and provisions:

         Section 8.1. Existence and Business. The Company and each Subsidiary
                      ----------------------
will (a) subject to Section 9.6, preserve and maintain their corporate existence and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, (b) preserve and maintain in full force and effect all material rights, licenses, patents and franchises, (c) comply in all material respects with all valid and applicable statutes, rules and regulations necessary for the conduct of business, and (d) engage only in (i) the businesses in which they are currently engaged as of the Closing Date and
(ii) businesses reasonably
related to the businesses in which they are currently engaged as of the Closing Date; provided that (A) such reasonably related businesses do not involve direct retail operations and do not require significant expenditures or commitments and
(B) the addition of such reasonably related businesses does not materially change the nature of the Borrowers' business.

         Section 8.2. Taxes and Other Obligations. The Company and each
                      ---------------------------
Subsidiary (a) will duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears, all material taxes, assessments and other governmental charges, imposed upon them and their properties, sales and activities, or upon the income or profits therefrom, as well as the claims for labor, materials, or supplies which if unpaid might by law result in a lien or charge upon any of their properties; provided, however, that the Company and any Subsidiary may contest any such charges or claims in good faith so long as (i) an adequate reserve therefor has been established and is maintained if and as required by generally accepted accounting principles and (ii) no action to foreclose any such lien has been commenced, and (b) will promptly pay or cause to be paid when due, or in conformance with customary trade terms (but not later than 60 days from the due date in the case of trade debt), all lease obligations, trade debt and all other Indebtedness incident to their operations. The Borrowers and each Subsidiary shall cause all applicable tax returns and all amounts due thereunder to be filed and paid, as the case may be, in order to maintain their good standing with the Internal Revenue Service and state, local and foreign tax authorities.

         Section 8.3. Maintenance of Properties and Leases. The Company and
                      ------------------------------------
each Subsidiary shall maintain, keep and preserve all of their properties (tangible and intangible) in good repair and working order, ordinary wear and tear excepted. The Company and each Subsidiary shall replace and improve their properties as necessary for the conduct of their business. The Company and each Subsidiary shall comply in all material respects with all leases naming any of them as lessees.

         Section 8.4. Insurance. The Company and each Subsidiary (a) will keep
                      ---------
their principal assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion or hazards, by extended coverage in an amount sufficient to avoid co-insurance liability, and (b) will maintain with financially sound and reputable insurers insurance against other hazards and risks and liability to persons and property to the extent and in a manner reasonably satisfactory to the Bank, and in any event as customary for companies in similar businesses similarly situated; provided, however, that on prior notice to the Bank they may
                    -----------------
effect workmen's compensation insurance through an insurance fund operated by such state or jurisdiction and may also be a self-insurer with respect to workmen's compensation and with respect to group medical benefits under any medical benefit plan. The provisions of the Security Agreements relating to insurance shall not be limited by the provisions of this Section 8.4. On request of the Bank from time to time, the Borrowers will render to the Bank a statement in reasonable detail as to all insurance coverage required by this Section. A description of the material elements of insurance coverage of the Company and its Subsidiaries as of the date hereof is set forth on Schedule 8.4.
                                                       ------------

         Section 8.5. Records, Accounts and Places of Business. The Company and
                      ----------------------------------------
each Subsidiary shall maintain comprehensive and accurate records and accounts in accordance with generally accepted accounting principles consistently applied. The Company and each Subsidiary shall maintain adequate and proper reserves. The Company and each Subsidiary will promptly notify the Bank of (a) any changes in the places of business of the Company and any Subsidiary and (b) any additional places of business which may arise hereafter.

         Section 8.6. Inspection. At any reasonable time and from time to time,
                      ----------
and, so long as no Event of Default has occurred and is continuing, upon reasonable notice to the Company, the Borrowers shall permit the Bank and any of the Bank's agents or representatives to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and its Subsidiaries and to discuss the affairs, finances and accounts of the Borrowers and their Subsidiaries with any of their officers or directors.

         Section 8.7. Maintenance of Accounts. The Company and its Subsidiaries
                      -----------------------
shall maintain the Bank as their depository for their operating, concentration and disbursement accounts.


                         ARTICLE 9. NEGATIVE COVENANTS

         On and after the date hereof, until all of the Bank Obligations shall have been paid in full and the Bank shall have no further commitment hereunder, the Borrowers covenant that none of them nor any of their Subsidiaries will, without the prior express written consent or waiver of the Bank:

         Section 9.1. Restrictions on Indebtedness. Create, incur, suffer or
                      ----------------------------
permit to exist, or assume or guarantee, either directly or indirectly, or otherwise become or remain liable with respect to, any Indebtedness, except the following:

                  (a) Indebtedness for borrowed money outstanding at the date of this Agreement as set forth on Schedule 5.13(a) but no refinancings thereof;
                               ----------------
provided that all of such Indebtedness is paid in full on or before April 11, 1997.

                  (b) Indebtedness on account of Consolidated Current Liabilities (other than for money borrowed) incurred in the normal and ordinary course of business.

                  (c) Indebtedness in respect of (i) taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 8.2 hereof, (ii) judgments or awards which have been in force for less than the applicable appeal period so long as execution is not levied thereunder or in respect of which the Company or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review in a manner satisfactory to the Bank and in respect of which a stay of execution shall have been obtained pending such appeal or review and for which adequate reserves have been established in accordance with generally accepted accounting principles, and
(iii) endorsements made in connection with the deposit of items for credit or collection in the ordinary course of business.

                  (d) Indebtedness in an amount not to exceed (i) $100,000 in respect of purchase money security interests permitted under Section 9.2(b) hereof and (ii) $500,000 in respect of a purchase money security interest in a new computer system permitted under Section 9.2(b) hereof.

                  (e) Indebtedness to the Bank.

         Section 9.2. Restriction on Liens. Create or incur or suffer to be
                      --------------------
created or incurred or to exist any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any of its property or assets of any character, whether now owned or hereafter acquired, or transfer any of such property or assets for the purposes of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors, or acquire or agree or have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including Capitalized Leases) or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors, or sell, assign, pledge or otherwise transfer for security any of its accounts, contract rights, general intangibles, or chattel paper (as those terms are defined in the Massachusetts Uniform Commercial Code) with or without recourse; provided, however, that the Company or any Subsidiary may create or
          --------  -------
incur or suffer to be created or incurred or to exist:

                  (a) Liens and security interests securing the Bank
Obligations.

                  (b) Purchase money security interests (which term shall include mortgages, conditional sale contracts, Capitalized Leases and all other title retention or deferred purchase devices) to secure the purchase price of property acquired hereafter by the Borrowers, or to secure Indebtedness incurred solely for the purpose of financing such acquisitions; provided, however, that
                                                       ------------------
no such purchase money security interests shall extend to or cover any property other than the property the purchase price of which is secured by it, and that the principal amount of Indebtedness (whether or not assumed) with respect to each item of property subject to such a security interest shall not exceed the fair value of such item on the date of its acquisition.

                  (c) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security; liens in respect of judgments or awards to the extent such judgments or awards are permitted as Indebtedness by the provisions of
Section 9.1(c); and liens for taxes, assessments or governmental charges or levies and liens to secure claims for labor, material or supplies to the extent that payment thereof shall not at the time be required to be made in accordance with Section 8.2.

                  (d) Encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property which do not materially detract from the value of such property or impair its use in the business of the owner or lessee.

                  (e) Liens (other than judgments and awards) created by or resulting from any litigation or legal proceeding, provided the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings satisfactory to the Bank.

                  (f) Liens arising by operation of law to secure landlords, lessors or renters under leases or rental agreements made in the ordinary course of business and confined to the premises or property rented.

         Nothing contained in this Section 9.2 shall permit the Borrowers to incur any Indebtedness or take any other action or permit to exist any other condition which would be in contravention of any other provision of this Agreement.

         Section 9.3. Restrictions on Asset Acquisition. In the case of the
                      ---------------------------------
Company, acquire any assets other than capital stock in its Subsidiaries all of which will be pledged to the Bank pursuant to the Pledge Agreement.

         Section 9.4. Investments. Have outstanding or hold or acquire or make
                      -----------
or commit itself to acquire or make any Investment except the following:

                  (a) Investments having a maturity of less than one year from the date thereof by the Borrowers in: (i) obligations of the Bank; (ii) obligations of the United States of America or any agency or instrumentality thereof; (iii) repurchase agreements involving securities described in clauses
(i) and (ii) with the Bank; and (iv) commercial paper which is rated not less than prime-one or A-1 or their equivalents by Moody's Investor Service, Inc. or Standard & Poor's Corporation, respectively, or their successors;

                  (b) Existing Investments of the Company in its Subsidiaries, as described on Schedule 5.4;

                  (c) Investments of the Company or any of its Subsidiaries in new wholly-owned Subsidiaries incorporated under the laws of any state of the United States formed or acquired after the date hereof, provided that on or prior to the date of formation or acquisition thereof:

                  (i) such Subsidiary becomes a Borrower hereunder, jointly and severally, or, at the Bank's option, guaranties the payment and performance of the

         Bank Obligations to the Bank, all on terms and conditions as reasonably requested by the Bank;

                      (ii) such Subsidiary becomes a party to the Security Agreements, or executes supplemental security agreements similar in form and scope, pursuant to which such Subsidiary grants to the Bank a security interest in and lien on all assets of such Subsidiary;

                      (iii) the owner of such Subsidiary's capital stock executes a pledge agreement in favor of the Bank, pursuant to which all of the capital stock of such Subsidiary is pledged to the Bank and certificates for such shares together with stock powers executed in blank are delivered to the Bank;

                      (iv) the Company delivers to the Bank lien searches demonstrating that the assets of such Subsidiary are not subject to any liens or encumbrances of record except such as would be permitted under
         Section 9.2;

                      (v) the Company delivers to the Bank an opinion of counsel, in form and substance satisfactory to the Bank, as to such Subsidiary, the execution, delivery and performance of the documents executed by such Subsidiary and the Company referred to above, and such other matters as reasonably requested by the Bank; and

                      (vi) the Company and such Subsidiary deliver to the Bank such additional instruments, certificates, and documents as the Bank may reasonably request relating to the requirements set forth above;

                  (d) Investments consisting of normal travel and similar advances to employees of the Company and its Subsidiaries not exceeding $50,000 in the aggregate at any one time outstanding; and

                  (e) Investments consisting of advances to Royal Advertising & Marketing, Inc. ("Royal") to pay for advertising and marketing expenses contracted by Royal for the benefit of the Borrowers.

         Section 9.5. Dispositions of Assets. Sell, lease or otherwise dispose
                      ----------------------
of any assets except for (a) the sale, lease or other disposition of inventory or other property (not including receivables) in the ordinary course of business and (b) the SC Publishing Disposition.

         Section 9.6. Assumptions, Guaranties, Etc. of Indebtedness of Other
                      ------------------------------------------------------
Persons. Assume, guarantee, endorse or otherwise be or become directly or
-------
contingently liable (including, without limitation, by way of agreement, contingent or otherwise, to purchase, provide funds for payment, supply funds to or otherwise invest in any Person or otherwise assure the creditors of any such Person against loss) in connection with any Indebtedness of any other Person, except for guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

         Section 9.7. Mergers, Etc. Enter into any merger or consolidation with
                      -------------
or acquire all or substantially all of the assets or capital stock of any Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, except that (a) any Subsidiary may merge into the Company or any other Subsidiary, (b) the Company and any Subsidiary may consummate a Permitted Acquisition or enter into a merger with another entity, provided that immediately after and giving effect thereto, no event shall occur and be continuing which constitutes a Default (including under Section 8.1 and including under Article 7, assuming that the financial restrictions set forth in Article 7 are applied immediately after and giving effect to such acquisition or merger) and provided further that the Company or such Subsidiary is the surviving corporation to any such merger and
(c) the Company may effect all or any portion of the SC Publishing Disposition at any time prior to March 12, 1998.

         Section 9.8. ERISA. At any time while the Company or any Subsidiary
                      -----
has a Pension Plan, permit any accumulated funding deficiency to occur with respect to any Pension Plan or other employee benefit plans established or maintained by the Company or any Subsidiary or to which contributions are made by the Company or any Subsidiary (the "Plans"), and which are subject to the "Pension Reform Act" and the rules and regulations thereunder or to Section 412 of the Code, and at all times comply in all material respects with the provisions of the Act and Code which are applicable to the Plans. The Company will not permit the Pension Benefit Guaranty Corporation to cause the termination of any Pension Plan under circumstances which would cause the lien provided for in Section 4068 of the Pension Reform Act to attach to the assets of the Company or any Subsidiary.

         Section 9.9. Distributions. Make any Distribution or make any other
                      -------------
payment on account of the purchase, acquisition, redemption, or other retirement of any shares of stock, whether now or hereafter outstanding, except that (a) any Subsidiary may make a Distribution to the Company and (b) the Company may make Permitted Restricted Payments so long as no Default exists or would result from any such Permitted Restricted Payment.

         Section 9.10. Sale and Leaseback. Sell or transfer any of its
                       ------------------
properties with the intention of taking back a lease of the same property or leasing other property for substantially the same use as the property being sold or transferred.

         Section 9.11. Transactions with Affiliates. Enter into any transaction,
                       ----------------------------
including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except (a) for arm's length transactions in the ordinary course of business on terms no more favorable to such Affiliate than could be obtained from an unaffiliated third party and (b) that the Company and its Subsidiaries may pay salaries, fees and bonuses to its directors, officers and employees as are usual and customary in the Company's or its Subsidiaries' business.


                  ARTICLE 10. EVENTS OF DEFAULT AND REMEDIES

         Section 10.1. Events of Default. Each of the following events shall be
                       -----------------
deemed to be Events of Default hereunder:

                 (a) The Borrowers shall fail to make any payment in respect of (i) the principal of any of the Bank Obligations as the same shall become due, whether at the stated payment dates or by acceleration or otherwise, or
(ii) interest or commitment fees on or in respect of any of the Bank Obligations as the same shall become due, and such failure shall continue for a period of five (5) days.

                 (b) The Company or any Subsidiary shall fail to perform or observe any of the terms, covenants, conditions or provisions of Sections 6.1, 6.2, 6.3, 6.4, 6.8, Article 7, Sections 8.1, 8.2 and 8.6 and Article 9 hereof.

                 (c) The Company or any Subsidiary shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by the Company or any Subsidiary under this Agreement or any other Bank Agreement, and such failure shall not be rectified or cured to the Bank's satisfaction within thirty (30) days after the occurrence thereof.

                 (d) The Bank shall determine that any representation or warranty of the Company or any Subsidiary herein or in any other Bank Agreement or any amendment to any thereof shall have been materially adversely false or misleading at the time made or intended to be effective.

                 (e) The Company or any Subsidiary shall fail to make any payment of Indebtedness for money borrowed by the Borrowers when such payment is due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or shall fail to perform or observe any provision of any agreement or instrument relating to such Indebtedness, and such failure shall permit the holder thereof to accelerate an aggregate amount in excess of $100,000 of such Indebtedness.

                 (f) The Company or any Subsidiary shall be involved in financial difficulties as evidenced:

                          (1) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                          (2) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition;

                          (3) by the entry of an order for relief in any involuntary case commenced under said Title 11;

                          (4) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;

                          (5) by the entry of an order by a court of competent jurisdiction (1) by finding it to be bankrupt or insolvent, (2) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (3) assuming custody of, or appointing a receiver or other custodian for all or a substantial part of its property and such order shall not be vacated or stayed on appeal or otherwise stayed within 30 days;

                          (6) by the filing of a petition against the Company or any Subsidiary under said Title 11 which shall not be vacated within 60 days; or

                          (7) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property.

                 (g) There shall have occurred a judgment against the Company or any Subsidiary in any court (i) for an amount in excess of $100,000, and from which no appeal has been taken or with respect to which all appeal periods have expired, unless such judgment is, to the Bank's satisfaction, insured against in full, or (ii) which shall have a materially adverse effect upon the assets, properties or financial condition of the Borrowers.

                 (h) Both Steven L. Bock and Stephen M. O'Hara shall cease to serve actively as full-time employee of the Borrowers, whether by reason of death, disability, resignation, action by the Board of Directors, or otherwise, and 90 days shall have passed without express written waiver.

                 (i) Any "Event of Default" under any other Bank Agreement shall have occurred.

         Section 10.2. Remedies. Upon the occurrence of an Event of Default, in
                       --------
each and every case, the Bank may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement or any other Bank Agreement or in any instrument delivered to the Bank pursuant hereto or thereto, or in aid of the exercise of any power granted in this Agreement, any Bank Agreement or any such instrument, and (unless there shall have occurred an Event of Default under Section 10.1(f), in which case the unpaid balance of Bank Obligations shall automatically become due and payable) may, by notice in writing to the Borrowers declare (a) its obligation to make Revolving Credit Advances to be terminated, whereupon such obligation shall be terminated and/or (b) declare all or any part of the unpaid balance of the Bank Obligations then outstanding to be forthwith due and payable, whereupon such unpaid balance or part thereof shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived. In such event, the Bank may proceed to enforce payment of such balance or part thereof in such manner as it may elect, and the Bank may offset and apply toward the payment of such balance or part thereof any Indebtedness of it to the Company, or to any obligor on the Bank Obligations, including any Indebtedness represented by deposits in any general or special account maintained with the Bank or with any other bank controlling, controlled by or under common control with the Bank.


                   ARTICLE 11. WAIVERS; AMENDMENTS; REMEDIES

         No delay or omission on the part of the Bank in exercising its rights and remedies against the Borrowers or any other interested party shall constitute a waiver of any rights or remedies of the Bank. A breach by the Borrowers of their obligations under this Agreement may be waived only by a written waiver executed by the Bank. The Bank's waiver of a breach by the Borrowers in one or more instances shall not constitute or otherwise be an implicit waiver of subsequent breaches. To the extent permitted by applicable law, the Borrowers hereby agree to waive, and do hereby absolutely and irrevocably waive (a) all presentments, demands for performance, notices of nonperformance, protests, notices of protest and notices of dishonor in connection with any of the Indebtedness evidenced by the Revolving Credit Note and the Term Note, (b) any requirement of diligence or promptness on the Bank's part in the enforcement of its rights under the provisions of this Agreement or any Bank Agreement, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law with respect to the Borrowers' liability (i) under this Agreement or in respect of the Indebtedness evidenced by the Revolving Credit Note, the Term Note or any other Bank Obligation or (ii) under any other Bank Agreement. No course of dealing between the Borrowers and the Bank shall operate as a waiver of any of the Bank's rights under this Agreement or any Bank Agreement or with respect to any of the Bank Obligations. This Agreement shall be amended only by a written instrument executed by the parties hereto making explicit reference to this Agreement. The Bank's rights and remedies under this Agreement and under all subsequent agreements between the Bank and the Borrowers shall be cumulative and any rights and remedies expressly set forth herein shall be in addition to, and not in limitation of, any other rights and remedies which may be available to the Bank in law or at equity.

                          ARTICLE 12. INDEMNIFICATION

         Without limitation of any other obligation or liability of the Borrowers or right or remedy of the Bank contained herein, the Borrowers hereby covenant and agree to indemnify and hold the Bank, and the shareholders, directors, agents, officers, partners, subsidiaries and affiliates of the Bank, harmless from and against any and all damages, losses, settlement payments, obligations, liabilities, claims, including, without limitation, claims for finder's or broker's fees, actions or causes of action, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party in each case by reason of or resulting from any claim relating to the transactions contemplated hereby other than any such claims which are determined by a final, non-appealable order of a court to be the result of the Bank's or such indemnified party's gross negligence or willful misconduct. Promptly upon receipt by any indemnified party hereunder of notice of the commencement of any action against such indemnified party for which a claim is to be made against the Borrowers hereunder, such indemnified party shall notify the Borrowers in writing of the commencement thereof, although the failure to provide such notice shall not affect the indemnification rights of any such indemnified party hereunder to the extent the Borrowers demonstrate to the reasonable satisfaction of such indemnified party that such failure to provide notice prejudiced the Borrowers in its defense of such claim. The Borrowers shall have the right, at their option upon notice to the indemnified parties, to defend any such matter at their own expense and with their own counsel, except as provided below, which counsel must be reasonably acceptable to the indemnified parties. The indemnified party shall cooperate with the Borrowers in the defense of such matter. The indemnified party shall have the right to employ separate counsel and to participate in the defense of such matter at its own expense. In the event that (a) the employment of separate counsel by an indemnified party has been authorized in writing by the Borrowers, (b) the Borrowers have failed to assume the defense of such matter or (c) the named parties to any such action (including impleaded parties) include any indemnified party who has been advised by counsel that there may be one or more legal defenses available to it or prospective bases for liability against it, which are different from those available to or against the Borrowers, then the Borrowers shall not have the right to assume the defense of such matter with respect to such indemnified party. The Borrowers shall not be liable for any compromise or settlement of any such matter effected without its written consent, provided that any such consent or refusal to consent may not be unreasonably delayed. The Borrowers shall not compromise or settle any such matter against an indemnified party without the written consent of the indemnified party, provided that any such consent or refusal to consent may not be unreasonably withheld or delayed; provided that the Borrowers' shall not be liable for any damages in excess of those for which they would have been liable had the indemnified party accepted such compromise or settlement offer.

                           ARTICLE 13. MISCELLANEOUS

         Section 13.1. Successors and Assigns.
                       ----------------------

                 (a) This Agreement shall bind and shall be enforceable by the respective successors and assigns of the parties hereto. The representations and warranties made by the Borrowers in this Agreement shall bind the Borrowers' successors and assigns.

                 (b) The Bank and any subsequent holder of all or a portion of the Bank's interests hereunder shall have the right from time to time and at any time to sell, assign, transfer, negotiate and grant participation interests in all or any part of its commitments hereunder, the Revolving Credit Note, the Term Note and its rights under any other Bank Agreement to one or more financial institutions; provided, however, that any such transfer, assignment or
              -----------------
participation shall be of a proportionate interest in each of the Revolving Credit Note, the Term Note and the commitment hereunder and shall aggregate not less than $3,000,000. In the case of any such sale, assignment, transfer, negotiation or participation of all or any portion of such commitments, the Revolving Credit Note, the Term Note and its rights under any other Bank Agreement, the assignee, transferee or recipient thereof shall have, to the extent of such sale, assignment, transfer, negotiation or participation, the same rights, benefits and obligations as the Bank hereunder. The Borrowers hereby acknowledge and agree that any such transfer, assignment or other disposition described in this Section 13.1(b) (other than participations) will give rise to direct obligations of the Borrowers to the buyer, assignee or transferee, as the case may be, and in such event the term "Bank" as used herein shall include each such buyer, assignee or transferee, each of which, to the extent of its interest therein, may rely on, and possess all rights of the Bank hereunder, under the Revolving Credit Note, the Term Note and under all other Bank Agreements.

         Section 13.2. Notices. All notices and other communications made or
                       -------
required to be given pursuant to this Agreement shall be in writing and shall be mailed by United States mail, postage prepaid, or sent by nationally-recognized overnight carrier service, addressed as follows:

                 (a)   If to the Bank, at 100 Federal Street, Boston, MA 02110,
Attention: Margaret Ronan Stack, Vice President, or at such other address(es) or to the attention of such other Person as the Bank shall from time to time designate in writing to the Borrowers.

                 (b) If to the Borrowers, c/o Specialty Catalog Corp., 21 Bristol Drive, South Easton, MA 02375, Attention: Steven L. Bock, or at such other address(es) or to the attention of such other Person as the Borrowers shall from time to time designate in writing to the Bank.

         Any notice so addressed and mailed by registered or certified mail shall be deemed to have been given when mailed.

         Section 13.3. Merger. This Agreement and the other Bank Agreements
                       ------
contemplated hereby constitute the entire agreement of the Borrowers and the Bank and express the entire understanding of the Borrowers and the Bank with respect to credit advanced or to be advanced by the Bank to the Borrowers.

         Section 13.4. Governing Law. This Agreement shall be governed by and
                       -------------
construed and enforced under the laws of The Commonwealth of Massachusetts.

         Section 13.5. Counterparts. This Agreement and all amendments to this
                       ------------
Agreement may be executed in several counterparts, each of which shall be an original. The several counterparts shall constitute a single Agreement.

         Section 13.6. Expenses. The Borrowers agree, jointly and severally, to
                       --------
pay on demand, all of the Bank's reasonable expenses in preparing, executing, delivering and administering this Agreement, all amendments hereto, and the Revolving Credit Note, the Term Note, the Security Agreements and the other Bank Agreements and related instruments and documents, and perfecting and maintaining its liens under the Security Agreements, including, without limitation, the reasonable fees and out-of-pocket expenses of the Bank's special counsel, Goodwin, Procter & Hoar LLP, and the Bank's expenses in connection with audits and Commercial Finance Exams of the Borrowers, which the Bank agrees shall, so long as no Event of Default has occurred and is continuing, be held no more frequently than once in each fiscal year of the Borrowers. The Borrowers also agree, jointly and severally, to pay on demand, all reasonable out-of-pocket expenses incurred by the Bank, including, without limitation, legal and accounting fees, in connection with the collection of amounts upon the occurrence of an Event of Default hereunder, the revision, protection or enforcement of any of the Bank's rights against the Borrowers under the Agreement, the Revolving Credit Note, the Term Note, the Security Agreements and the other Bank Agreements and the administration of special problems that may arise under this Agreement or any other Bank Agreement. The Borrowers also agree to pay all stamp and other taxes in connection with the execution and delivery of this Agreement and related instruments and documents.

         Section 13.7. Joint and Several Obligations. All obligations of the
                       -----------------------------
Borrowers hereunder and under the Revolving Credit Note and the Term Note shall be joint and several obligations of the Borrowers.

         Section 13.8. Reliance on Representations and Actions of the Company.
                       ------------------------------------------------------
The Borrowers hereby appoint the Company as the Borrowers' agent to execute, deliver and perform, on behalf of the Borrowers, any and all notices, certificates, documents and actions to be executed, delivered or performed hereunder or under any Bank Agreement, and the Borrowers hereby agree that the Bank may rely upon any representation, warranty, certificate, notice, document or telephone request which purports to be executed or made or which the Bank in good faith believes to have been executed or made by the Company or any of its executive officers, and the Borrowers hereby further, jointly and severally, agree to indemnify and hold the Bank harmless for any action, including the making of Revolving Credit

Advances hereunder, and any loss or expense, taken or incurred by the Bank as a result of its good faith reliance upon any such representation, warranty, certificate, notice, document or telephone request.

         Section 13.9. WAIVER OF JURY TRIAL. THE BANK AND THE BORROWERS AGREE
                       --------------------
THAT NONE OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON OR ARISING OUT OF, THIS AGREEMENT, THE REVOLVING CREDIT NOTE, THE TERM NOTE, ANY BANK AGREEMENT, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE BANK AND THE BORROWERS, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE BANK NOR THE BORROWERS HAVE AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         IN WITNESS WHEREOF, the Borrowers and the Bank have caused this Credit Agreement to be executed by their duly authorized officers as of the date set forth above.

                             SPECIALTY CATALOG CORP.


                             By: /s/ [SIGNATURE APPEARS HERE]
                                -----------------------------------------------
                                CEO

                             SC CORPORATION d/b/a SC Direct


                             By: /s/ [SIGNATURE APPEARS HERE]
                                -----------------------------------------------
                                CEO

                             SC PUBLISHING, INC.


                             By: /s/ [SIGNATURE APPEARS HERE]
                                -----------------------------------------------
                                CEO

                             THE FIRST NATIONAL BANK OF BOSTON


                             By: /s/ Margaret Roman Stack
                                -----------------------------------------------
                                VICE PRESIDENT